Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made this 4th day of December, 2019, by and among Canbiola, Inc. a Florida corporation (“CANB”), on one hand, and Iconic Brands, Inc., a Nevada corporation (the “ICNB”) and Green Grow Farms, Inc., a New York corporation (“GGFI”) on the other hand. CANB, ICNB, and GGFI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. ICNB is a publicly held company quoted on OTC Market’s OTCQB under the symbol “ICNB,” and Canbiola, Inc. is a publicly held company quoted on OTC Market’s OTCQB under the symbol “CANB”;

B. ICNB currently owns and holds fifty-one percent (51%) of the issued and outstanding equity interests (the “Shares”) of GGFI;

C. Upon the terms and subject to the conditions set forth herein, CANB desires to purchase the Shares from ICNB, and ICNB desires to sell the Shares to CANB (the “Stock Purchase”) with the specific intent of GGFI becoming a majority-owned subsidiary of CANB; and

D. The Parties desire to make certain representations, warranties, covenants and agreements in connection with the Stock Purchase and also to prescribe various conditions to the Stock Purchase.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the adequacy of which are hereby acknowledged, the parties agree as follows:

Article I
definitions

I.1 Definitions. For purposes of this Agreement, and in addition to other terms defined elsewhere in this Agreement, the following terms have the meaning assigned to them below:

(a) an “affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b) “material adverse change” or “material adverse effect” means, when used in connection with GGFI, ICNB or CANB, any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of such party and its subsidiaries taken as a whole (after giving effect in the case of CANB to the consummation of the Stock Purchase);

(c) “ordinary course of business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency);

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(d) “person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity;

(e) “subsidiary” of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests, of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than fifty percent (50%) of the equity interests of which) that is owned, directly or indirectly, by such first person; and

(f) “security interest” means any mortgage, pledge, lien, encumbrance, deed of trust, lease, charge, right of first refusal, easement, servitude, proxy, voting trust or agreement, transfer restriction under any shareholder or similar agreement or any other security interest, other than (i) mechanic’s, materialmen’s, and similar liens, (ii) statutory liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, (iii) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other similar social security legislation; and (iv) encumbrances, security deposits or reserves required by law or by any Governmental Entity.

(g) “Trading Market” means any of the following markets or exchanges on which the Purchase Shares is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any market or quotation service of the OTC Markets Group (or any successors to any of the foregoing).

(h) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Purchase Shares is then listed or quoted on a Trading Market, the daily volume weighted average price of the Purchase Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Purchase Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Purchase Shares is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported in the “Pink Sheets” published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Purchase Shares so reported, or (d) in all other cases, the fair market value of a share of the Purchase Shares as determined by an independent appraiser selected in good faith by the Parties, the fees and expenses of which shall be paid by CANB.

Article II
Purchase and Sale

II.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as hereinafter defined), ICNB will sell, convey, assign, and transfer the Shares to CANB. The Shares transferred to CANB at the Closing shall constitute 100% of the issued and outstanding equity interests of GGFI held by ICNB and 51% of the total issued and outstanding equity interests of GGFI.

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II.2 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, at the Closing, CANB will issue and deliver to ICNB an aggregate of 37,500,000 shares of CANB’s common stock, nil par value per share (“Purchase Shares”) in consideration and exchange for the Shares, subject to the following conditions:

(a) Adjustment. On June 30, 2020 (“Valuation Date”) a valuation of the Purchase Shares shall be performed for the purpose of determining whether an adjustment of the number of Purchase Shares issued to ICNB is to be made, based upon the following:

(i) If the Market Price Per Purchase Share (as defined) on the Valuation Date is less than $1,000,000, CANB shall issue to ICNB such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to ICNB for the purchase of the Shares (taking into account the Purchase Shares and the Additional Purchase Shares) equals $1,000,000. For purposes of the valuation, Market Price Per Purchase Share shall be determined based upon the 10-day average VWAP for the 10-day period ending on June 30, 2020.

(b) Registration. In the event that ICNB determines to make a distribution of the Purchase Shares to its shareholders, whether by way of dividend or otherwise, CANB agrees to cooperate in the filing of a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) covering the Shares (the “Registrable Shares”), if requested by ICNB. CANB further agrees to use commercially reasonable efforts to ensure that any such Registration Statement is declared effective by the SEC. ICNB shall be responsible for directly paying all expenses relating to such registration, including, but not limited to, filing fees, CANB counsel legal fees, blue sky filing fees and audit fees.

II.3 Closing. Unless earlier terminated according to the terms hereof, the closing of the Stock Purchase (the “Closing”) will take place at the New York offices of Sheppard, Mullin, Richter & Hampton, LLP within ten (10) days of the date that the contingencies set forth in Articles VI are satisfied, including, without limitation, the delivery of the audited financial statements of GGFI (as indicated by the officer certificates to be issued by CANB and ICNB pursuant to Article VI) (the “Closing Date”), unless another date, time or place is agreed to in writing by ICNB and CANB. Unless otherwise agreed in writing by the parties hereto, the Closing shall occur no later than December 31, 2019. In the event that the conditions in Article VI have not been satisfied prior to December 31, 2019, either party may terminate this Agreement by providing written notice to non-terminating party.

II.4 Closing Deliveries. On or prior to the Closing Date:

(a) ICNB shall deliver or cause to be delivered to CANB the following: (i) the Shares and executed Stock Power(s) or other documents satisfactory to CANB permitting the transfer from ICNB to CANB of the Shares; (ii) all items and equipment, inventory, and assets required to operate GGFI’s business as currently conducted (the “Business”) that are in the possession of ICNB, including the Required Assets (defined below); (iii) all keys for GGFI’s property that are in the possession of ICNB; (iv) all books, ledgers and records of ICNB and GGFI, including but not limited to minute books, financial records and statements, bank statements, account information, tax records and certificates of payments, executed contracts, stock certificates, stock powers and assignments, terminations and resignations of all officers and directors, payroll and employee records, vendor lists, customer lists and records, analytical data, and licenses or permits issued to operate the Business or otherwise that are in the possession of ICNB; and (v) such other closing documents as may be reasonably requested by CANB.

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(b) CANB shall deliver or cause to be delivered to ICNB (i) a certificate representing the Purchase Shares, registered in the name of ICNB or its assign(s) and (ii) such other closing documents as may be reasonably requested by ICNB.

Article III
REPRESENTATIONS AND WARRANTIES OF ICNB

III.1. Representations and Warranties of ICNB. ICNB hereby represents and warrants to CANB as follows, which representations and warranties shall be true and correct as of Closing

(a) Organization. Standing and Power. ICNB and GGFI is duly organized, validly existing and in good standing under the laws of the state in which it was organized and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. ICNB and GGFI are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on either Party.

(b) Corporate Authority. Non-contravention. ICNB has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ICNB and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of ICNB. This Agreement has been duly executed and when delivered by ICNB shall constitute a valid and binding obligation of ICNB, enforceable against ICNB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of ICNB under, (i) their respective certificates or articles of incorporation, bylaws or other organizational or charter documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to ICNB, their properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to ICNB their properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to ICNB or could not prevent, hinder or materially delay the ability of ICNB to consummate the transactions contemplated by this Agreement.

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(c) Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States federal or state court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to ICNB in connection with the execution and delivery of this Agreement by ICNB or the consummation by ICNB of the transactions contemplated hereby.

(d) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by ICNB to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(e) Ownership of Shares. ICNB is the record owner, and has good and valid title to, the Shares, free and clear of any charge, mortgage, pledge, security interest, lien, or encumbrance, other than restrictions on transfer imposed by applicable securities laws. ICNB is not a party to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of any such Shares, nor is ICNB a party to any voting trust, proxy or other contract, agreement or understanding with respect to the voting of any such Shares. Upon delivery to CANB at the Closing of stock certificates representing the Shares, good and valid title to the Shares will pass to CANB, free and clear of any charge, mortgage, pledge, security interest, lien, or encumbrance, other than restrictions on transfer imposed by applicable securities laws.

(f) Litigation. There is no suit, action or proceeding or investigation pending or, to the knowledge of ICNB and GGFI, threatened against or affecting GGFI, ICNB or any of their respective officers, directors, or key employees or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, which could reasonably be expected to have a material adverse effect with respect to ICNB or GGFI or prevent, hinder or materially delay the ability of ICNB and GGFI to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ICNB or GGFI having, or which, insofar as reasonably could be foreseen by ICNB and GGFI, in the future could have, any such effect.

(g) Liabilities of GGFI. To the best of the knowledge of ICNB, except as may be disclosed on Schedule 4.1(m) or in the financial statements of GGFI, there are not any liabilities or obligations explicitly and directly taken on or known by ICNB related to the Business or GGFI.

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III.1 Representations and Warranties of GGFI. GGFI hereby represents and warrants to CANB as follows, which representations and warranties shall be true and correct as of Closing:

(a) Organization, Standing and Power. GGFI is duly organized, validly existing and in good standing under the laws of the state in which it was organized and has the requisite power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. GGFI is duly qualified or licensed to do business and are in good standing in each jurisdiction in which the nature of their business or the ownership or leasing of their properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect on either Party.

(b) Subsidiaries. GGFI does not own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise, other than such equity and ownership interest as are set forth on Schedule 4.1(b).

(c) Capital Structure. The number of shares and type of all authorized, issued and outstanding capital stock of GGFI, and all shares of capital stock reserved for issuance under GGFI’s various option and incentive plans, on a fully diluted basis, is specified on Schedule 4.1(c). Except as set forth in Schedule 4.1(c), no shares of capital stock or other equity securities of GGFI are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of GGFI are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights and, upon transfer of the Shares to CANB, the Shares shall remain duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of GGFI having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters. Except as set forth in Schedule 4.1(c), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which GGFI is a party or by which they are bound obligating GGFI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of GGFI or obligating GGFI to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of GGFI to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of GGFI.

(d) Corporate Authority; Non-contravention. GGFI has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by GGFI and the consummation by them of the transactions contemplated hereby have been duly authorized by all necessary action on the part of GGFI. This Agreement has been duly executed and when delivered by GGFI shall constitute a valid and binding obligation of GGFI, enforceable against GGFI, as applicable, in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any security interest upon any of the properties or assets of GGFI under, (i) their respective certificates or articles of incorporation, bylaws or other organizational or charter documents, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to GGFI, its properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to GGFI, its properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or security interests that individually or in the aggregate could not have a material adverse effect with respect to GGFI or could not prevent, hinder or materially delay the ability of GGFI to consummate the transactions contemplated by this Agreement.

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(e) Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States federal or state court, administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a “Governmental Entity”), is required by or with respect to ICNB or GGFI in connection with the execution and delivery of this Agreement by GGFI or the consummation by ICNB of the transactions contemplated hereby.

(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by GGFI to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(g) Litigation. There is no suit, action or proceeding or investigation pending or, to the knowledge of GGFI, threatened against or affecting GGFI, ICNB or any of their respective officers, directors, or key employees or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, which could reasonably be expected to have a material adverse effect with respect to ICNB or GGFI or prevent, hinder or materially delay the ability of ICNB and GGFI to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against ICNB or GGFI having, or which, insofar as reasonably could be foreseen by ICNB and GGFI, in the future could have, any such effect.

(h) Building Codes. GGFI has no knowledge that any leasehold improvements at GGFI’s property violates any provisions of any applicable building codes, fire regulations, building restrictions, or other ordinances, orders, or regulations.

(i) Compliance with Laws and License Requirements. The conduct of the businesses of GGFI complies, and at all times has complied, with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, excepting the federal Controlled Substances Act, as amended. All licenses and permits necessary to operate the Business, including but not limited to all licenses and permits required for the legal purchase, sale, cultivation, manufacturing, and/or distribution of hemp, hemp derivatives, and hemp-related products, as applicable (collectively, “GGFI Licenses”), have been validly issued, have not expired or been revoked or otherwise terminated, and will each continue in full force and effect following Closing. Further, GGFI is now, and at times since issuance of any license , been in compliance with the rules and regulations applicable to them by virtue of the such GGFI Licenses. No further GGFI Licenses are required to operate the Business as currently conducted. There are no known pending or contemplated actions or investigations against ICNB, GGFI, or any of their respective officers or directors by any Governmental Entity as they relate to the GGFI Licenses or the Business.

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(j) Employment Matters

(i) GGFI is not a party or otherwise subject to any collective bargaining or other agreement governing the wages, hours, or terms of employment of its employees.

(ii) There is no (a) unfair labor practice complaint against GGFI pending before the National Labor Relations Board or any other governmental authority; (b) labor strike, slowdown, or work stoppage actually occurring or, to the best knowledge of GGFI, threatened against GGFI; (c) representation petition regarding GGFI’s employees pending before the National Labor Relations Board; or (iv) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to GGFI.

(iii) GGFI has not experienced any primary work stoppage or other organized work stoppage involving its employees in the past two years.

(iv) No claim is pending or, to the knowledge of GGFI, threatened by or on behalf of any of GGFI’s employees under any federal, state, or local labor or employment laws or regulations.

(v) There are no pension, retirement, profit-sharing, deferred compensation, bonus, commission, incentive, life insurance, health and disability insurance, hospitalization, and all other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies, or others relating to any such employee benefit plans or arrangements) established or maintained by GGFI for its employees and agents.

(vi) Each of GGFI’s employees is an “at-will” employee and no written employment, commission, or compensation agreement of any kind exists between the Seller and any of its employees, except as set for in Schedule 4.1(j). Schedule 4.1(j) further lists all of the Seller’s employment or supervisory manuals, employment or supervisory policies, and written information generally provided to employees (such as applications or notices), and true and complete copies of those manuals, policies, and written information have been provided to the CANB. GGFI does not have any agreements or understandings with its employees except as reflected in the items listed on Schedule 4.1(j).

(vii) Schedule 4.1(j) contains a complete and accurate list of all officers, employees, and consultants of GGFI, specifying their names and job designations, the total amount paid or payable as compensation to each of them, and the basis of such compensation, whether fixed or commission or a combination thereof, and benefits accrued by them through the date of this Agreement.

(viii) GGFI has no severance pay plan, policy, practice, or agreement with any of its employees.

(k) Properties and Tangible Assets.

(i) GGFI has valid land use rights for all real property that is material to its business and good, clear and marketable title to all its tangible properties and tangible assets disclosed as being owned by GGFI, free and clear of all material security interests, encumbrances, claims, security interest, options and restrictions of any nature whatsoever.

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(ii) GGFI has good and marketable title to, or in the case of leased property, a valid leasehold interest in, the office space, computers, equipment and other material tangible assets which are material to its business. Each such tangible asset is in all material respects in good operating condition and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security interests. GGFI does not have any knowledge of any dispute or claim made by any other person concerning such right, title and interest in such tangible assets.

(l) Intellectual Property.

(i) As used in this Agreement, “Intellectual Property” means all right, title and interest in or relating to all intellectual property, whether protected, created or arising under the laws of the United States, New York, or any other jurisdiction or under any international convention, including, but not limited to the following: (a) service marks, trademarks, trade names, trade dress, logos and corporate names (and any derivations, modifications or adaptations thereof), Internet domain names and Internet websites (and content thereof), together with the goodwill associated with any of the foregoing, and all applications, registrations, renewals and extensions thereof (collectively, “Marks”); (b) patents and patent applications, including all continuations, divisionals, continuations-in-part and provisionals and patents issuing thereon, and all reissues, reexaminations, substitutions, renewals and extensions thereof (collectively, “Patents”); (c) copyrights, works of authorship and moral rights, and all registrations, applications, renewals, extensions and reversions thereof (collectively, “Copyrights”); (d) confidential and proprietary information, trade secrets and non-public discoveries, concepts, ideas, research and development, technology, know-how, formulae, inventions (whether or not patentable and whether or not reduced to practice), compositions, processes, techniques, technical data and information, procedures, designs, drawings, specifications, databases, customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by Patents (collectively, “Trade Secrets”); and (e) Technology. For purposes of this Agreement, “Technology” means all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether or not patentable and whether or not reduced to practice), apparatus, creations, improvements and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other embodiments of any of the foregoing, in any form or media whether or not specifically listed herein. Further, for purposes of this Agreement, “Software” means any and all computer programs, whether in source code or object code; databases and compilations, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing; and all documentation, including user manuals and other training documentation, related to any of the foregoing.

(ii) Schedule 4.1(l) sets forth a list and description of the Intellectual Property required for GGFI to operate, or used or held for use by GGFI, in the operation of its business, including, but not limited to (a) all issued Patents and pending Patent applications, registered Marks, pending applications for registration of Marks, unregistered Marks, registered Copyrights of GGFI and the record owner, registration or application date, serial or registration number, and jurisdiction of such registration or application of each such item of Intellectual Property, (b) all Software developed by or for GGFI and (c) any Software not exclusively owned by GGFI and incorporated, embedded or bundled with any Software listed in clause (b) above (except for commercially available software and so-called “shrink wrap” software licensed to GGFI on reasonable terms through commercial distributors or in consumer retail stores for a license fee of no more than $1,000.00).

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(iii) GGFI is the exclusive owner of or has a valid and enforceable right to use all Intellectual Property listed for GGFI in Schedule 4.1(l) (and any other Intellectual Property required to be listed in Schedule 4.1(l)) as the same are used, sold, licensed and otherwise commercially exploited by GGFI, free and clear of all security interests, and no such Intellectual Property has been abandoned. The Intellectual Property owned by GGFI and the Intellectual Property licensed to it pursuant to valid and enforceable written license agreements include all of the Intellectual Property necessary and sufficient to enable GGFI to conduct its business in the manner in which such business is currently being conducted. The Intellectual Property owned by GGFI and its rights in and to such Intellectual Property are valid and enforceable.

(iv) GGFI not has received, and is not aware of, any written or oral notice of any reasonable basis for an allegation against GGFI of any infringement, misappropriation, or violation by GGFI of any rights of any third party with respect to any Intellectual Property, and GGFI is not aware of any reasonable basis for any claim challenging the ownership, use, validity or enforceability of any Intellectual Property owned, used or held for use by GGFI. GGFI does not have any knowledge (a) of any third-party use of any Intellectual Property owned by or exclusively licensed to GGFI, (b) that any third-party has a right to use any such Intellectual Property, or (c) that any third party is infringing, misappropriating, or otherwise violating (or has infringed, misappropriated or violated) any such Intellectual Property.

(v) GGFI has not infringed, misappropriated or otherwise violated any Intellectual Property rights of any third parties, and GGFI is not aware of any infringement, misappropriation or violation of any third party rights which will occur as a result of the continued operation of GGFI as presently operated and/or the consummation of the transaction contemplated by this Agreement.

(vi) GGFI has taken adequate security measures to protect the confidentiality and value of GGFI’s Trade Secrets (and any confidential information owned by a third party to whom GGFI has a confidentiality obligation).

(vii) The consummation of the transactions contemplated by this Agreement will not adversely affect the right of GGFI to own or use any Intellectual Property owned, used or held for use by it.

(viii) All necessary registration, maintenance, renewal and other relevant filing fees in connection with any of the Intellectual Property owned by GGFI and listed (or required to be listed) on Schedule 4.1(l) have been timely paid and all necessary registrations, documents, certificates and other relevant filings in connection with such Intellectual Property have been timely filed with the relevant governmental authorities in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Intellectual Property and all issuances, registrations and applications therefor. There are no annuities, payments, fees, responses to office actions or other filings necessary to be made and having a due date with respect to any such Intellectual Property within ninety (90) days after the date of this Agreement.

(m) Liabilities. GGFI has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured, known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations disclosed in the financial statements of GGFI or as may otherwise set forth on Schedule 4.1(m).

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(n) Intentionally Omitted.

(o) Ownership of Stock. ICNB owns all of the Shares free and clear of all liens, stops, holds, and other encumbrances and has the full right to transfer the same to CANB as contemplated by this Agreement.

(p) Material Agreements.

(i) Schedule 4.1(p) contains a complete and accurate list of each contract, agreement, instrument, lease, and commitment (including license agreements) (i) to which GGFI is a party and (ii) to which ICNB is a party as it related to the Business of GGFI (collectively, the “Contracts”). GGFI has delivered a copy of each Contract to CANB. Except as otherwise set forth on Schedule 4.1(p):

(ii) Neither ICNB or GGFI is in default under any Contract, nor, to their best knowledge, does there exist any event that, with notice or the passage of time or both, would constitute a default or event of default by ICNB or GGFI under any Contract.

(iii) No power of attorney or similar authorization given by GGFI is currently in effect or outstanding. No Contract limits the freedom of GGFI to compete in any line of business or with any person.

(iv) Each of the Contracts is valid, binding, and enforceable by GGFI, as applicable, in accordance with its terms and is in full force and effect. There is no pending or threatened proceeding that would interfere with the quiet enjoyment of any leasehold of which GGFI is the lessee or sublessee. All other parties to the Contracts have consented or, before the Closing, will have consented (when such consent is necessary) to the consummation of the transactions contemplated by this Agreement without requiring modification of GGFI’s rights or obligations under any Contract.

(v) ICNB and GGFI are not aware of any default by any other party to any Contract or of any event that (whether with or without notice, lapse of time, or both) would constitute a default by any other party with respect to obligations of that party under any Contract, and, to the knowledge of ICNB and GGFI, there are no facts that exist indicating that any of the Contracts may be totally or partially terminated or suspended by the other parties.

(vi) To ICNB and GGFI’s knowledge, no Contract will result in any loss to GGFI on the performance thereof (including any liability for penalties or damages, whether liquidated, direct, indirect, incidental, or consequential).

(vii) GGFI is not a party to any Contract where GGFI is obligated to hold harmless or indemnify any other third-party.

(viii) GGFI is not a party to any credit facility or loan Contracts whereby GGFI is obligated to any third-party to either fund or make payments on any loan or amounts due and owing.

(ix) Except as set forth on Schedule 4.1(p), GGFI is not a party to any Contract that involves liability to GGFI of more than $10,000.00 in aggregate or annual payments of more than $100,000.00.

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(q) Tax Returns and Tax Payments.

(i) GGFI has timely filed with the appropriate taxing authorities all tax returns required to be filed by them (taking into account all applicable extensions). All such tax returns are true, correct and complete in all respects and have been provided to CANB. All taxes due and owing by GGFI have been paid (whether or not shown on any tax return and whether or not any tax return was required). GGFI shall provide CANB with all tax returns for GGFI for the past seven (7) years.

(ii) No liability for unpaid taxes has been made or become a security interest against the property of GGFI or is being asserted against GGFI, and no extension of the statute of limitations on the assessment of any taxes has been granted to GGFI and is currently in effect.

(iii) There are no audits, reviews or examinations of GGFI’s tax returns being conducted by the I.R.S. or any state or local taxing authority.

(iv) As used herein, “taxes” shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, “tax return” shall mean any return, report or statement required to be filed with any governmental authority with respect to taxes.

(r) Environmental Matters

(i) “Environmental Law” means any federal, state, or local statute, ordinance, or regulation pertaining to the protection of the environment and any applicable orders, judgments, decrees, permits, licenses, or other authorizations or mandates under such statutes, ordinances, or regulations; and

(ii) “Hazardous Substance” means any hazardous, toxic, radioactive, or infectious substance, material, or waste as defined, listed, or regulated under any Environmental Law.

(iii) Except as disclosed on Schedule 4.1(r), GGFI, the Business, and its assets are in compliance with all Environmental Laws and GGFI has all permits required under Environmental Laws in connection with the construction, ownership, or operation of GGFI’s assets and the Business. ICNB and GGFI are not aware of and have not received notice of any past, present, or anticipated future events, conditions, activities, investigation, studies, plans, or proposals that (a) would interfere with or prevent compliance by GGFI, the Business, or GGFI’s assets with any Environmental Law or (b) may give rise to any common-law or other liability, or otherwise form the basis of a claim, action, suit, proceeding, hearing, or investigation, involving GGFI, the Business, or GGFI’s assets and related in any way to Hazardous Substances or Environmental Laws.

(iv) No Hazardous Substance has been disposed of, spilled, leaked, or otherwise released on, in, under, or from, or otherwise come to be located in the soil or water (including surface water and groundwater) on or under, the Business or any other business owned, leased, or occupied by GGFI in connection with GGFI’s business now or in the past.

(v) All wastes generated in connection with the Business are and have been transported to and disposed of at an authorized waste disposal facility in compliance with all Environmental Laws.

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(vi) GGFI is not liable under any Environmental Law for investigation, remedial, removal, or other response costs, natural resources damages, or other claims (including administrative orders) arising out of the release or threatened release of any Hazardous Substance at the Business or any other facility, and no basis exists for any such liability.

(vii) There are no underground storage tanks on any real property owned, leased, or managed by GGFI (whether or not regulated and whether or not out of service, closed, or decommissioned).

(viii) GGFI has disclosed and made available to the CANB true, complete, and correct copies or results of any reports, studies, analyses, tests, monitoring, correspondence with governmental agencies, or other documents in the possession of or initiated by GGFI or otherwise known to GGFI and pertaining to the existence of Hazardous Substances, to compliance with Environmental Laws, or to any other environmental concern relating to GGFI’s business.

(s) Compliance with Anti-Corruption Laws. Neither GGFI nor to the knowledge of ICNB and GGFI, any director, officer, shareholder, agent, employee or other person acting on behalf of GGFI has, in the course of its actions for, or on behalf of, GGFI (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee, or (iv) committed any act which would be reasonably likely to jeopardize GGFI’s ability to acquire or maintain any GGFI Licenses.

(t) Receivables. Each of GGFI’s receivables (including accounts receivable, loans receivable, and advances) that are reflected in the financial statements provided to CANB, and each of the receivables that has arisen since that date, has arisen only from bona fide transactions in the ordinary course of GGFI’s business and will be fully collected when due, without resort to litigation and without offset or counterclaim.

(u) OFAC. Neither GGFI, nor to the knowledge of GGFI, any director, officer, agent, Shareholder, employee, affiliate or person acting on behalf of GGFI, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(v) Lease. A valid and complete copy of all leases for the Business, including all amendments, has been provided to CANB. There are no subleases relating to the Business and no party other than GGFI has any right to occupy or use the real property where the Business is located.

(w) Financial Information. All financial information of GGFI provided to CANB (the “Financials”) fairly presents the financial position of GGFI as of the date provided. Except as contemplated by or permitted under this Agreement, there are no adjustments to the Financials that would, individually or in the aggregate, have a material adverse effect on GGFI’s financial condition or results of operations as reported in the Financials. All financial information for GGFI’s past two fiscal years of operations until the Closing Date have been provided to CANB. GGFI’s Financials are capable of being audited in accordance with GAAP.

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(x) Full Disclosure. All of the representations and warranties made by ICNB and GGFI in this Agreement, and all statements set forth in the certificates delivered by ICNB and GGFI, as applicable, at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by ICNB and GGFI pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to CANB or its representatives by or on behalf of any of GGFI or its respective affiliates in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

III.2 Representations and Warranties of CANB. CANB represents and warrants to ICNB and GGFI as follows:

(a) Organization, Standing and Corporate Power. CANB is duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority and all government licenses, authorizations, permits, consents and approvals required to own, lease and operate its properties and carry on its business as now being conducted. CANB is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a material adverse effect with respect to CANB.

(b) Subsidiaries. CANB does not own, directly or indirectly, any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise, other than such equity and ownership interest as are set forth on Schedule 4.2(b).

(c) Corporate Authority; Noncontravention. CANB has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CANB and the consummation by CANB of the transactions contemplated hereby have been (or will have been by Closing) duly authorized by all necessary corporate action on the part of CANB. This Agreement has been duly executed and when delivered by CANB shall constitute a valid and binding obligation of CANB, enforceable against CANB in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity. The execution, delivery and performance of each of this Agreement by CANB, and the consummation by CANB of the transactions contemplated hereby and thereby including issuance and sale of the Purchase Shares in accordance with this Agreement will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of CANB or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which CANB is a party, except for those which would not reasonably be expected to have a material adverse effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to CANB or by which any property or asset of CANB is bound or affected, except for those which would not reasonably be expected to have a material adverse effect. CANB is not in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws. CANB is not in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to CANB, which violation or breach has had or would reasonably be expected to have a material adverse effect

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(d) Capitalization and Voting Rights. The authorized, issued and outstanding capital stock of CANB is as set forth in Schedule 4.2(d) hereto and all issued and outstanding shares of capital stock of CANB are validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.2(d) hereto, (i) there are no outstanding securities of CANB or any of its Subsidiaries which contain any preemptive, redemption or similar provisions, nor is any holder of securities of CANB or any Subsidiary entitled to preemptive or similar rights arising out of any agreement or understanding with CANB or any Subsidiary by virtue of any of the Transaction Documents, and there are no contracts, commitments, understandings or arrangements by which CANB or any of its Subsidiaries is or may become bound to redeem a security of CANB or any of its Subsidiaries; (ii) neither CANB nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (iii) except as set forth in Schedule 4.2(d) there are no outstanding options, warrants, agreements, convertible securities, preemptive rights or other rights to subscribe for or to purchase or acquire, any shares of capital stock of CANB or any Subsidiary or contracts, commitments, understandings, or arrangements by which CANB or any Subsidiary is or may become bound to issue any shares of capital stock of CANB or any Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock of CANB or any Subsidiary. Except as set forth in Schedule 4.2(d) and as otherwise required by law, there are no restrictions upon the voting or transfer of any of the shares of capital stock of CANB pursuant to CANB’s Charter Documents (as defined below) or other governing documents or any agreement or other instruments to which CANB is a party or by which CANB is bound. All of the issued and outstanding shares of capital stock of CANB are validly issued, fully paid and nonassessable (collectively, “Encumbrances”). Except as set forth in Schedule 4.2(c), all of such outstanding capital stock has been issued in compliance with applicable federal and state securities laws. Except as set forth on Schedule 4.2(d), the issuance of Purchase Shares, as contemplated hereby will not obligate CANB to issue shares of Common Stock or other securities to any other person (other than the Subscriber) and except as set forth in Schedule 4.2(c) will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. CANB does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any person the right to purchase any equity interest in CANB upon the occurrence of certain events.

(e) Government Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to CANB in connection with the execution and delivery of this Agreement by CANB, or the consummation by CANB of the transactions contemplated hereby, except, with respect to GGFI’s business, any approval required by any local, city or state Governmental Entity as it relates to change of ownership of GGFI.

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(f) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by CANB to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(g) Litigation; Labor Matters; Compliance with Laws. There is no suit, action or proceeding or investigation pending or, to the knowledge of CANB, threatened against or affecting CANB or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to CANB or prevent, hinder or materially delay the ability of CANB to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against CANB having, or which, insofar as reasonably could be foreseen by CANB, in the future could have, any such effect.

(h) Issuance of Purchase Shares. The Purchase Shares that are being issued to ICNB hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by ICNB.

(i) SEC Reports; Financial Statements. CANB has filed all reports required to be filed by it under the Securities Act and Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twenty-four (24) months preceding the date hereof (or such shorter period as CANB was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CANB included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the footnotes thereto, and fairly present in all material respects the financial position of CANB and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Licenses. Except as otherwise set forth in the SEC Reports, CANB and its Subsidiaries have sufficient licenses, permits and other governmental authorizations currently required for the conduct of its businesses or ownership of properties and is in all material respects in compliance therewith.

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(k) Compliance. Except as set forth in SEC Reports or on Schedule 4.2(k), neither CANB nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by CANB or any Subsidiary under), nor has CANB or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Regulatory Permits. Except as set forth in Schedule 4.2(l), CANB and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not reasonably be expected to result in a material adverse effect (“Material Permits”), and neither CANB nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(m) Full Disclosure. All of the representations and warranties made by CANB in this Agreement, and all statements set forth in the certificates delivered by CANB at the Closing pursuant to this Agreement, are true, correct and complete in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations, warranties or statements, in light of the circumstances under which they were made, misleading. The copies of all documents furnished by CANB pursuant to the terms of this Agreement are complete and accurate copies of the original documents. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to ICNB or its representatives by or on behalf of CANB and CANB’s stockholders in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

Article IV
COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

IV.1 Negative Covenants. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, GGFI shall not, unless agreed to by CANB in writing:

(a) engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any security interest upon any of its assets or which will not be discharged in full prior to the closing;

(b) sell, assign or otherwise transfer any of its assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

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(c) fail to use reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, such that its goodwill and ongoing business not be impaired prior to the Closing;

(d) issue any equity interests, including shares of capital stock, or make other changes to GGFI’s capital structure;

(e) hire, retain, fire or change the terms of compensation for or with any director, officer, employee, contractor, vendor or customer;

(f) permit any material adverse change to occur with respect to GGFI or its Business or assets; or

(g) make any material change with respect to its Business in accounting or bookkeeping methods, principles or practices.

IV.2 Affirmative Covenants. From the date of this Agreement and until the Closing Date, or until the prior termination of this Agreement, GGFI and ICNB shall, unless otherwise agreed to by CANB in writing:

(a) obtain all consents and approvals necessary to effectuate the Stock Purchase and the change of ownership with any applicable Governmental Entity as it relates to the Business;

(b) fully cooperate with CANB, upon reasonable request by CANB, in its due diligence investigations of GGFI and in preparing and submitting proper disclosures and fees to any applicable city and state Governmental Entity relating to the Stock Purchase and renewal of the GGFI Licenses;

(c) comply with all laws and regulations applicable to it, including, but not limited to, those relating to the legal purchase, sale, cultivation, manufacturing, and/or distribution of hemp, hemp derivatives, and hemp-related products (the “Industry”);

(d) use best efforts to preserve intact its present business organizations, keep available the services of its employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and ongoing business not be impaired prior to the Closing; and

(e) GGFI will pay all expenses and debt that becomes due and payable (it being understood and agreed that ICNB is not responsible for and GGFI expenses and debts not explicitly and directly taken on or known by ICNB related to the Business or GGFI).

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IV.3 Additional Covenants. GGFI and ICNB hereby jointly and severally covenant to CANB that, at the time of Closing:

(a) ICNB shall not have transferred, pledged or hypothecated any of its interests in GGFI; and

(b) GGFI shall own, hold, and have full interest and title in and to the assets listed on Exhibit B hereto (the “Required Assets”).

Article V
ADDITIONAL AGREEMENTS

V.1 Access to Information; Confidentiality

(a) Access to Information. ICNB and GGFI shall, and shall cause their respective officers, employees, counsel, financial advisors and other representatives to, afford to CANB and its representatives reasonable access during normal business hours during the Due Diligence Period to GGFI’s properties, books, contracts, commitments, personnel and records and, during such period. ICNB and GGFI shall, and shall cause their respective officers, employees and representatives to, furnish promptly to CANB all information concerning GGFI’s Business, properties, financial condition, operations and personnel as such CANB may from time to time reasonably request. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained herein this Agreement, ICNB and GGFI shall, within five (5) days from full execution of this Agreement, provide CANB with all documents and information requested on the “Initial Due Diligence List” contained in Exhibit C hereto.

(b) Confidentiality. All information furnished by either Party hereto will be treated as the sole property of the Party furnishing the information (the “Disclosing Party”) until consummation of the transactions contemplated herein, and if such transactions do not occur, each Party shall return to the Disclosing Party all documents or other material containing or reflecting or referring to such information and all copies thereof. Other than as required by law (i) the Parties will keep confidential all information contained herein or produced by the Parties in connection with the transactions referenced herein, and will not directly or indirectly use such information for any competitive or other commercial purpose; and (ii) no press release or public announcement of this letter of intent will be made without the prior written consent of both CANB and ICNB, except for such disclosures as may be required by law.

(c) Effect on Representations. No investigation pursuant to this Section 5.01 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the Parties hereto.

V.2 Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each Party agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Stock Purchase and the other transactions contemplated by this Agreement, including but not limited to preparing and filing all necessary notifications, and seeking to obtain all necessary consents and approvals from Governmental Entities and other third parties, and complying with all other legal or contractual requirements for or preconditions to the transactions contemplated by this Agreement, in each case in a form required for compliance with the same. The Parties shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Stock Purchase.

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V.3 Public Announcements. The Parties will not issue any press release or other public statements with respect to the transactions contemplated by this Agreement, except as may be required by applicable law or court process or approved by the other Parties.

V.4 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

V.5 Resignations; Employment Agreements. On or prior to Closing, CANB shall have received written resignations from all officers, directors, and principal employees of GGFI and all agreements and contracts with such persons shall be considered null and void upon Closing. Officers, directors, and certain key employees of GGFI, as determined by CANB in its sole discretion, will execute new employment agreements in a form consistent with CANB’s standard employment contracts entered into during its ordinary course of business (each, an “Employment Agreement”). Nothing in the foregoing sentence shall obligate CANB to enter into an Employment Agreement with any person and CANB shall have sole discretion in deciding who to offer an Employment Agreement to and the terms of such Employment Agreement. It is specifically understood and agreed that the Employment Agreements will contain, inter alia, confidentiality, non-disclosure, non-circumvention and non-competition provisions.

V.6 No Solicitation, Competition or Disclosure. Prior to Closing, ICNB and each officer, director, and key employee (collectively, “Key Persons”) shall enter into a non-competition, non-disclosure and non-solicitation agreement with CANB, in the form satisfactory to CANB, whereby the Key Persons agree not to disclose any of CANB’s or GGFI’s confidential information or use GGFI’s proprietary information or trade secrets, and, for a period of two (2) years following Closing, in any capacity, directly or indirectly, (i) compete with GGFI’s Business; (ii) hire or attempt to hire or otherwise solicit any employees or GGFI or CANB in employment in or services to any undertaking with which it is associated; or (iii) solicit any customers or clients of GGFI or CANB.

V.7 GGFI Licenses. The Parties acknowledge that each of the GGFI Licenses has an expiration date (each an “Application Deadline”), and that GGFI must submit applications for each GGFI License prior to its Application Deadline. ICNB and GGFI agree to complete and submit a renewal application for each GGFI License prior to its Application Deadline if such Application Deadline occurs before the Closing Date. CANB shall have the right, but not the obligation, to review, make changes to and approve each application prior to submission to the applicable Governmental Entity. Shareholders agree to work with CANB post-Closing throughout the entire application process and to provide CANB with all documents and information requested by the applicable Governmental Entity until the application for the GGFI Licenses are ultimately denied or approved. The Parties further agree to work together in order for GGFI to submit all information and documents required by any Governmental Entity to approve the change of ownership of GGFI to CANB prior to Closing.

V.8 Transition. ICNB shall assist and consult with CANB in the transition of ownership of GGFI and operation of the Business for a period of not less than ninety (90) days from the Closing Date. In addition, during such ninety (90) day period, ICNB shall take all steps necessary and provide all documents and information needed to assist CANB in maintaining the GGFI Licenses.

V.9 Intentionally Omitted.

V.10 Releases. (a) ICNB and the minority interest holders of GGFI shall sign releases releasing CANB from any liabilities relating to the Stock Purchase and Business of GGFI prior to Closing. In addition, the minority interest holders of GGFI shall sign releases releasing ICNB from any liabilities relating to the Stock Purchase and Business of GGFI prior to Closing. The foregoing notwithstanding, ICNB does not (i) release CANB from any liabilities relating to the representations and warranties made pursuant to Section 3.2 hereof, the covenants made pursuant to Article 5 hereof or the indemnity agreements made in Article 8 hereof, or (ii) release or surrender any of the rights they may have in the future as shareholders of CANB.

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(b) CANB shall sign a release releasing ICNB from any liabilities relating to the Stock Purchase prior to Closing. The foregoing notwithstanding, CANB does not (i) release ICNB from any liabilities relating to the representations and warranties made pursuant to Section 3.1 hereof, the covenants made pursuant to Article 5 hereof or the indemnity agreements made in Article 8 hereof.

V.11 Audit. Upon execution of this Agreement, ICNB and GGFI shall take all steps necessary to have GGFI’s Financials from January 2017 to current audited under GAAP standards and shall timely cooperate with all requests made by the auditors. CANB shall pay for the reasonable costs of such audit. The audit must be conducted as expediently as possible.

V.12 Intentionally Omitted.

Article VI

CONDITIONS PRECEDENT

VI.1 Conditions to Each Party’s Obligation to Effect the Stock Purchase. The obligation of each Party to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Stock Purchase shall have been issued by any court of competent jurisdiction or any other Governmental Entity having jurisdiction and shall remain in effect, and there shall not be any applicable legal requirement enacted, adopted or deemed applicable to the Stock Purchase that makes consummation of the Stock Purchase illegal.

VI.2 Conditions Precedent to Obligations of CANB. The obligation of CANB to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of ICNB and GGFI in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing, and (ii) ICNB and GGFI shall each have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by each of them prior to the Closing.

(b) Consents. CANB shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties as necessary in connection with the transactions contemplated hereby have been obtained.

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(c) Officer’s Certificates. CANB shall have received officer’s certificates executed on behalf of ICNB and GGFI by an executive officer of ICNB and GGFI, as applicable, confirming that the conditions set forth in Sections 6.01 and 6.02 have been satisfied.

(d) No Material Adverse Change. There shall not have occurred any change in the business, condition (financial or otherwise), results of operations or assets (including intangible assets) and properties of GGFI that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on GGFI.

(e) Representation Letter. CANB shall have received from GGFI a valid opinion of counsel from an attorney licensed to practice law in each jurisdiction where GGFI does business that that the GGFI Licenses are valid under applicable state and city laws and regulations and entitle GGFI to operate the Business as it is currently conducted.

(f) Secretary’s Certificates.

(i) CANB shall have received a certificate, dated as of the Closing Date, from the Secretary of ICNB, certifying (i) as to the incumbency and signatures of the officers of ICNB, who shall execute this Agreement and documents at the Closing and (ii) that attached thereto is a true and complete copy of resolutions of the Board of Directors of ICNB and its shareholders authorizing the execution, delivery and performance of this Agreement by ICNB.

(ii) Further, CANB shall have received a certificate, dated as of the Closing Date, from the Secretary of GGFI, certifying (i) as to the incumbency and signatures of the officers of GGFI, who shall execute this Agreement and related documents at the Closing and (ii) that attached thereto is a true and complete copy of (A) the articles or certificate of incorporation of GGFI and all amendments thereto, (B) the bylaws of GGFI and all amendments thereto, and (C) resolutions of the Board of Directors of GGFI and its shareholders authorizing the execution, delivery and performance of this Agreement by GGFI.

(c) Lock-Up; Leak-Out. ICNB shall have executed and delivered to CANB a lock-up/leak-out agreement in the form annexed hereto as Exhibit D.

(g) Assignability of Contracts. CANB shall have received confirmation from all third parties who have Contracts with GGFI and/or ICNB, as applicable, that the transactions contemplated by this Agreement and the assignment of applicable Contracts from ICNB to CANB shall not in any way negatively impact or invalidate such Contracts. Furthermore, ICNB shall have provided to CANB one or more assignments, in a form reasonably acceptable to CANB, assigning all of ICNB’s rights under the Contracts to CANB.

(h) Landlord Consent. To the extent required by any applicable Contract, the landlord for the real property(ies) where the Business is located shall have approved the transfer of Shares to CANB.

(i) Due Diligence. CANB shall be satisfied with its due diligence investigations during the Due Diligence Period.

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(j) Licenses. All applicable Governmental Entities shall have approved the change of ownership of GGFI as it relates to the GGFI Licenses. Further, GGFI shall have submitted applications for all GGFI Licenses with Application Deadlines prior to the Closing Date, had each application deemed complete by the applicable Governmental Entity, and been granted an extension on the expiration of such GGFI Licenses.

(k) Releases. CANB shall have received the releases contemplated by Section 5.10.

(l) Financial Statements. The financial statements of GGFI shall have undergone and completed an approved audit as contemplated by Section 5.11.

(m) Schedules and Agreement. ICNB and GGFI shall have provided CANB with all schedules and agreements, duly executed, required by this Agreement.

VI.3 Conditions Precedent to Obligation of ICNB. The obligation of ICNB to effect the Stock Purchase and otherwise consummate the transactions contemplated by this Agreement is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) Representations, Warranties and Covenants. The representations and warranties of CANB in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality or material adverse effect, which representations and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing, and (ii) CANB shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it prior to the Closing.

(b) Officer’s Certificate of CANB. ICNB shall have received a certificate executed on behalf of CANB by an executive officer of CANB, confirming that the conditions set forth in Sections 6.01 and 6.03 have been satisfied.

(c) Board Resolutions. ICNB shall have received resolutions duly adopted by CANB’s Board of Directors approving the execution, delivery and performance of the Agreement and the transactions contemplated by the Agreement.

(d) Releases. ICNB shall have received the releases contemplated by Section 5.10.

(e) Lock-Up; Leak-Out. New York Farms Group, Inc., the holder of the shares of ICNB and holder of forty-nine percent (49%) of the issued and outstanding equity interests of GGFI, shall have executed and delivered to ICNB a lock-up/leak-out agreement in the form annexed hereto as Exhibit E.

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Article VII
TERMINATION, AMENDMENT AND WAIVER

VII.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date:

(a) by mutual written consent of CANB and ICNB;

(b) by either CANB or ICNB if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Stock Purchase and such order, decree, ruling or other action shall have become final and nonappealable;

(c) by CANB for any reason during the period from full execution of this Agreement until the date thirty (30) days therefrom (the “Due Diligence Period”);

(d) by CANB, if a material adverse change shall have occurred relative to GGFI before Closing and is not cured within five (5) days after CANB tenders notice of the breach to ICNB and GGFI;

(e) by CANB, if ICNB or GGFI fails to perform in any material respect any of its material obligations under this Agreement after being given written notice and a ten (10) day period to cure; or

(f) by ICNB, if CANB fails to perform in any material respect any of its obligations under this Agreement after being given written notice and a ten (10) day period to cure.

VII.2 Effect of Termination. In the event of termination of this Agreement by either ICNB or CANB as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CANB, GGFI or ICNB. Nothing contained in this Section shall relieve any Party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

VII.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

VII.4 Extension; Waiver. Any agreement on the part of a Party to an extension or waiver of another Party’s obligations hereunder shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

VII.5 Return of Documents. In the event of termination of this Agreement for any reason, CANB, GGFI and ICNB will return to the other Party all of the other Party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. CANB, GGFI and ICNB will not use any information so obtained from the other Party for any purpose and will take all reasonable steps to have such other Party’s information kept confidential.

Article VIII
INDEMNIFICATION AND RELATED MATTERS

VIII.1 Survival of Representations and Warranties. The indemnification provisions of this Article VIII and the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing or earlier termination of this Agreement.

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VIII.2 Indemnification. ICNB agrees to defend, indemnify and hold CANB (as well as its officers, directors, members, employees and agents) harmless against and in respect of any and all actions, suits, proceedings, demands, liabilities, judgments, costs and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”) relating to: (a) ICNB’s breach of any covenants, warranties or agreements set forth herein; (b) any unrecorded, off balance sheet, or unaudited obligations explicitly and directly taken on or known by ICNB related to the Business or GGFI that are not disclosed to CANB (whether on the financial statements of GGFI or in the Schedules to this Agreement); (c) any debts or expenses explicitly and directly taken on or known by ICNB related to the Business or GGFI that are not disclosed to CANB (whether on the financial statements of GGFI or in the Schedules to this Agreement) , and (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, court costs and actual and reasonable attorneys’ fees) incident to any of the foregoing, provided the amount of any indemnification shall not exceed an amount equal to the value of the Shares as of the Closing.

In addition, GGFI agrees to defend, indemnify and hold CANB (as well as its officers, directors, members, employees and agents) harmless against and in respect of any and all actions, suits, proceedings, demands, liabilities, judgments, costs and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) (collectively, “Losses”) relating to: (a) all liabilities and obligations of, or claims against, GGFI that are not specifically assumed by CANB hereunder (the “Excluded Liabilities”) or disclosed to CANB (whether on the financial statements of GGFI or in the Schedules to this Agreement) and are known to GGFI; (b) any and all liabilities, obligations or claims arising out of or resulting from GGFI’s operation of its Business or its assets prior to the Closing as well as any post-Closing claims related to the infringement or alleged infringement of a third parties’ Intellectual Property Rights or proprietary rights prior to the Closing; (c) GGFI’s breach of any covenants, warranties or agreements set forth herein; and (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, court costs and actual and reasonable attorneys’ fees) incident to any of the foregoing.

VIII.3 Indemnification. CANB agrees to defend, indemnify and hold ICNB (as well as its officers, directors, members, employees and agents) harmless against and in respect of any and Losses relating to: (a) any and all liabilities, obligations or claims arising out of or resulting from GGFI’s operation of its Business or its assets after the Closing; (b) CANB’s breach of any covenants, warranties or agreements set forth herein; and (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, court costs and actual and reasonable attorneys’ fees) incident to any of the foregoing, provided the amount of any indemnification shall not exceed an amount equal to the value of the Shares as of the Closing.

VIII.4 Notice of Indemnification

Promptly after the receipt by any indemnified party (the “Indemnitee”) of notice of the commencement of any action or proceeding against such Indemnitee, such Indemnitee shall, if a claim with respect thereto is or may be made against any indemnifying party (the “Indemnifying Party”) pursuant to this Article VIII, give such Indemnifying Party written notice of the commencement of such action or proceeding and give such Indemnifying Party a copy of such claim and/or process and all legal pleadings in connection therewith. The failure to give such notice shall not relieve any Indemnifying Party of any of its indemnification obligations contained in this Article VIII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have, upon request within thirty (30) days after receipt of such notice, but not in any event after the settlement or compromise of such claim, the right to defend, at its own expense and by its own counsel reasonably acceptable to the Indemnitee, any such matter involving the asserted liability of the Indemnitee; provided, however, that if the Indemnitee determines that there is a reasonable probability that a claim may materially and adversely affect it, other than solely as a result of money payments required to be reimbursed in full by such Indemnifying Party under this Article VIII or if a conflict of interest exists between Indemnitee and the Indemnifying Party, the Indemnitee shall have the right to defend, compromise or settle such claim or suit; and, provided, further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying Party to the Indemnitee. In any event, the Indemnitee, such Indemnifying Party and its counsel shall cooperate in the defense against, or compromise of, any such asserted liability, and in cases where the Indemnifying Party shall have assumed the defense, the Indemnitee shall have the right to participate in the defense of such asserted liability at the Indemnitee’s own expense. In the event that such Indemnifying Party shall decline to participate in or assume the defense of such action, prior to paying or settling any claim against which such Indemnifying Party is, or may be, obligated under this Article VIII to indemnify an Indemnitee, the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree holding the Indemnitee liable on such claim or, failing such judgment or decree, the terms and conditions of the settlement or compromise of such claim. An Indemnitee’s failure to supply such final court judgment or decree or the terms and conditions of a settlement or compromise to such Indemnifying Party shall not relieve such Indemnifying Party of any of its indemnification obligations contained in this Article VIII, except where, and solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. If the Indemnifying Party is defending the claim as set forth above, the Indemnifying Party shall have the right to settle the claim only with the consent of the Indemnitee.

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Article IX
GENERAL PROVISIONS

IX.1 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (i) if by personal delivery, when so delivered, (ii) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient, (iii) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the following day, or (iv) when sent by facsimile with telephonic confirmation or electronic mail with confirmation of transmission by the transmitting equipment, the same day, in each case to the addresses, facsimile numbers, or electronic mail addresses designated in writing by each Party hereto to the other Parties. Any Party may change the address, facsimile number, or electronic mail address to which notices and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

IX.2 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

IX.3 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements and documents referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the Parties any rights or remedies.

IX.4 Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts or choice of laws thereof. Notwithstanding, the Parties agree that the venue for any action shall be brought in the state of California and the Parties waive any claim for forum non conveniens.

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IX.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any assignment in contradiction of the above shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Notwithstanding the foregoing, CANB may assign its rights under this Agreement to any subsidiaries designated by CANB in a writing delivered to ICNB.

IX.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

IX.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

IX.8 Attorneys’ Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.

IX.9 Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Stock Purchase Agreement as of the date first above written.

CANB:

Canbiola, Inc.

By:
Name:	Marco Alfonsi,
Title:	CEO

ICNB:

Iconic Brands, Inc.

By:
Name:	Richard DeCicco,
Title:	President

GGFI:

Green Grow Farms, Inc.

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT A

Share Assignment

EXHIBIT B

Required Assets

1.	Joint Venture with grower Fox Trot Farms, in Tennessee.
2.	Current grows located in New York (whether harvested, in process, in cultivation, or in any other form).
3.	NY State Hemp Grow License #HEMP-G-000373.
4.	Dry flower product being prepped for sale.
5.	All interest in Green Grow Texas, Inc.
6.	All production, extraction, processing, harvesting and related equipment including plans, designs, and relationships with vendors.
7.	Contracts and agreements with suppliers and customers related to Green Grow.
8.	Accounts receivable of Green Grow from any and all sources on the books of ICNB and GGFI.
9.	Distributor, commercial, and residential accounts related to Green Grow.
10.	Customer lists and inquiries related to Green Grow.
11.	Goodwill related to Green Grow.
12.	Networking lists or potential suppliers and customers related to Green Grow.
13.	Trademarks, tradenames, and other intellectual property related to Green Grow.
14.	Vehicles, office equipment, lands (whether owned or leased), and other items related to Green Grow as detailed on the Balance Sheet of ICNB and/or GGIF

EXHIBIT C

Initial Due Diligence List

1. Copies of last twelve (12) months bank statements.

2. Listing of equipment, cost, and evidence of ownership.

3. Listing of all intellectual property, including but not limited to trademarks, copyrights, trade secrets, and patents.

4. Copies of local, city and state business license(s): including but not limited to those pertaining to hemp, hemp derivatives, and hemp-related products.

5. Copies of any and all communications with any state or local governmental office or agency, including but not limited to permits, applications, approvals (conditional or otherwise), denials, warnings, violations, or other correspondence.

6. Copies of any existing agreements: (examples include employment agreements, consulting agreements, sales agreements, joint venture or partnership agreements with customers or vendors).

7. List of outstanding litigation or claims, if any.

8. List of any liens on business or equipment.

9. Copies of any Uniform Commercial Code financing statements filed by or against GGFI.

10. Detail of each liability, including the payroll liabilities, amounts, payee, and copy of any agreement and correspondence related to payoff or settlement (i.e. with IRS or CA).

11. Copies of any payroll filings with IRS or any state.

12. Copies of all income and property tax returns and certifications of payment.

13. Copies of any correspondence to or from the IRS or any other taxing authority for the last three years (including any agreements to waive or extend the period for assessment or collection of taxes)

14. List of all accounts payable and aging.

15. Copy of notes payable owed to all parties, including to owners and relatives.

16. Copies of all corporate records, including, but not limited to articles of incorporation, as amended, bylaws, as amended, minutes and resolutions, and shareholder agreements.

17. Copies of all financial reports and statements generated on behalf of GGFI.

18. Copies of all sales tax returns and corresponding money order receipts.

19. Copies of all local cannabis tax returns and corresponding money order receipts.

20. Complete list and value of current inventory.

21. A letter of confirmation from each vender used stating the outstanding balance due the vender.

22. Copies of all monthly sales reports from the point of sale systems.